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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Manhattan Associates, Inc. listed below of our report dated February 11, 2003, with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

1. Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-68968);

2. Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-45802);

3. Registration Statement on Form S-8 pertaining to the Manhattan Associates, LLC Option Plan, Manhattan Associates, Inc. Stock Incentive Plan and
     Other Stock Options (File No. 333-60635);

4. Registration Statements on Form S-3 and Post-Effective Amendment No. 1 to Form S-3 pertaining to the registration of certain shares of common stock of Manhattan Associates, Inc. in connection with the acquisition of certain assets of Intrepa, L.L.C. dated January 8, 2001 and September 5, 2001, respectively (File No.'s 333-68972 and 333-53388).

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 28, 2003